UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Nerium Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Canada	000-54051	14-1987900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11467 Huebner Road, Suite 175

San Antonio, TX 78230

(Address of principal executive offices, including zip code)

(210) 822-7908

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01  Changes in Registrant's Certifying Accountant.

On February 3, 2021, RSM US LLP (the "Former Accountant") was dismissed as independent auditors of Nerium Biotechnology, Inc. (the "Company').

On February 3, 2021, the Audit Committee of the Board of Directors approved the engagement of ADKF, P.C. (the "New Accountant") as the Company's independent public accountants for the fiscal year ending December 31, 2020.

The Former Accountant's audit report on the financial statements of the Company for the year ended December 31, 2019 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the year ended December 31, 2019 contained an uncertainty about the Company's ability to continue as a going concern.

For the year ended December 31, 2019 and through February 3, 2021 the date of dismissal , there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods except as noted below.

For the interim period ended September 30, 2020, there was one "disagreement" (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant.  Specifically, the Company filed its financial statements with respect to the quarter ended September 30, 2020, with the Ontario Securities Commission (OSC) prior to the Company filing its quarterly report on Form 10-Q and prior to the Former Accountant conducting a review of interim financial information as of and for the three and nine month periods ended September 30, 2020.  In connection therewith, the Former Accountant advised the Company that they would need to significantly expand the scope of its review including the Company's impairment loss provisions with respect to such interim financial statements. As of the date of RSM's dismissal, the matter was unresolved and upon further investigation of the impairment loss provisions, the financial statements filed with the OSC may be materially misstated.

For the year ended December 31, 2019, there were the following "reportable events" (as such term is defined in Item 304 of Regulation S-K). The Company's management determined that the Company's internal controls over financial reporting were not effective as of the end of such period. Specifically, five material weaknesses were identified in our 2019 fiscal year end audit and through the interim period ended June 30, 2020 - relating to controls over inventory reporting, with respect to a lack of segregation of duties, with respect to financial close and reporting (including impairment analysis), with respect to inadequate design and implementation of information technology general controls and with respect to our controls over revenue recognition.

The Company's internal controls have not been remediated as of the date of this Current Report on Form 8-K.

Other than as disclosed above, there were no reportable events for the year ended December 31, 2019, and through February 3, 2021, the date of dismissal. The Company's Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited period by the Former Accountant, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a "disagreement" or a "reportable event" (as those terms are defined in Item 304 of Regulation S-K).

ITEM 9.01 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

16	Letter from RSM US LLP to the Securities and Exchange Commission, dated February 26, , 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nerium Biotechnology, Inc.

Date: February 26, 2021	By:	/s/ Dennis R. Knocke
Dennis R. Knocke, President and Chief Executive Officer
Chief Executive Officer